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                                                                      Exhibit 21
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                          SUBSIDIARIES OF THE COMPANY

  The following is a list of the Company's wholly-owned subsidiaries:

       .  Arizcan Properties, Ltd., an Arizona corporation

       .  California Tube Laboratory, a California corporation

       .  Cellular Magnetics, Inc., an Arizona corporation

       .  Intercell Wireless Corp., an Arizona corporation

       .  Particle Interconnect Corporation, a Colorado corporation